UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2010

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34856 (Commission File Number)	36-4673192 (I.R.S. Employer Identification No.)

One Galleria Tower
13355 Noel Road, Suite 950
Dallas, Texas  75240
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                                             Unregistered Sales of Equity Securities.

On November 22, 2010, The Howard Hughes Corporation (the “Company”) entered into a warrant agreement with each of David R. Weinreb and Grant Herlitz (the “Warrant Agreements”). Pursuant to the Warrant Agreements (a) Mr. Weinreb purchased a warrant to acquire 2,367,985 shares of Company common stock for a purchase price of $15 million and (b) Mr. Herlitz purchased a warrant to acquire 315,731 shares of Company common stock for a purchase price of $2 million.  The warrants have an exercise price of $42.23 per share and became fully vested at the time of purchase.  The warrants will generally become exercisable in November 2016, except in the event of a Change in Control, termination of the executive without Cause, or the separation of the executive from the Company for Good Reason (as such capitalized terms are defined in the Warrant Agreements), and will expire in November 2017.  The warrants (a) are subject to anti-dilution adjustments in connection with stock splits, tender offers and certain other events, and (b) provide for a right to require that the warrants be assumed by a successor entity or that the holders of the warrants receive the same consideration as stockholders upon certain change of control events.  In addition, each executive is prohibited from selling, hedging, or otherwise reducing his net long exposure to the shares underlying the warrants until November 2016.  These warrants were issued in connection with a transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

The foregoing summary of the Warrant Agreements is qualified in its entirety by reference to the full text of the Warrant Agreements, which are filed as Exhibits 10.1 and 10.2 to this report and incorporated herein by reference to this Item 3.02.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2010, the Board of Directors of the Company (the “Board”) removed David Arthur as Interim Chief Executive Officer, David R. Weinreb as Interim Chief Operating Officer and Grant Herlitz as Interim Executive Vice President.  The Board subsequently appointed Mr. Weinreb as Chief Executive Officer and Mr. Herlitz as President. In addition, the Board increased the number of directors of the Company from eight to nine and appointed Mr. Weinreb to the Board.

David Weinreb, age 46, was appointed as the Company’s Interim Chief Operating Officer effective November 9, 2010, the date of the Company’s spin-off from General Growth Properties, Inc. (“Spin-Off”).  Mr. Weinreb has served as the Chairman and Chief Executive Officer of TPMC Realty Corporation, an investment firm, from 1993 to 2010.  Mr. Weinreb previously served as Director of Operations of Thornton Partners Management Company (“TPMC”) from 1987 to 1990 and then as Executive Vice President and Chief Operations Officer of TPMC from 1990 to 1993.  From 1986 to 1987, he was Project Manager for The MacDonald & Masi Company.  From 1984 to 1986, he worked as a broker with Murray Financial.  Mr. Weinreb also serves on the Advisory Council for the Lusk Center for Real Estate at the University of Southern California.

Grant Herlitz, age 38, was appointed as the Company’s Interim Executive Vice President effective November 9, 2010, the date of the Spin-Off.  Mr. Herlitz has served as both President and Chief Financial Officer of TPMC Realty Corporation.  Mr. Herlitz joined TPMC Realty Corporation in October 2000 as Vice President of Investments.  From 1997 to 2000, Mr. Herlitz was Assistant to the Chairman and Chief Executive Officer of FirstPlus Financial Group, Inc.  From 1994 to 1997, Mr. Herlitz worked as a tax accountant.  Mr. Herlitz began his career with the European Community Observer Mission to South Africa, an organization established in conjunction with the United Nations to observe political change in South Africa.  Grant is a licensed CPA and a member of the Texas Board of Public Accountancy.

In connection with his appointment as Chief Executive Officer, the Company entered into an employment agreement with Mr. Weinreb on November 22, 2010. The agreement expires in November 2016, unless earlier terminated. Under the agreement, Mr. Weinreb’s annual base salary will be no less than $1,000,000 and he will be eligible to earn an annual cash bonus of up to 150% of his annual base salary upon the achievement of performance goals that will be established by the Compensation Committee of the Board.

Pursuant to the agreement, Mr. Weinreb has agreed to restrictive covenants, including non-solicit and non-competition covenants, applicable during the term of his employment with the Company and for a 12-month period following his termination for any reason.  In the event Mr. Weinreb’s employment terminates in connection with a change of control, Mr. Weinreb may be entitled to severance payments depending on the circumstances.

On November 22, 2010, the Company also entered into an employment agreement with Mr. Herlitz in connection with his appointment as President of the Company.  Under the agreement, Mr. Herlitz’s base salary will be no less than $750,000, and he will be eligible to earn an annual cash bonus of up to 150% of his annual base salary.  In addition, Mr. Herlitz received a payment of $1,000,000 in cash as consideration for prior services to the Company.  The terms of Mr. Herlitz’s employment agreement are otherwise substantially similar to Mr. Weinreb’s employment agreement, including the same restrictive covenants and severance arrangements upon a change of control included in Mr. Weinreb’s employment agreement.

The foregoing summaries of the employment agreements with each of Mr. Weinreb and Mr. Herlitz are qualified in their entirety by reference to the full text of the employment agreements, which are filed as Exhibits 10.3 and 10.4 to this report and incorporated herein by reference to this Item 5.02.

On November 22, 2010, the Company entered into warrant agreements with each of Mr. Weinreb and Mr. Herlitz.  The descriptions of these agreements included in Item 3.02 of this Current Report on Form 8-K are incorporated by reference into this Item 5.02.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Warrant Purchase Agreement, dated November 22, 2010, between The Howard Hughes Corporation and David R. Weinreb.
10.2	Warrant Purchase Agreement, dated November 22, 2010, between The Howard Hughes Corporation and Grant Herlitz.
10.3	Employment Agreement, dated as of November 22, 2010, between The Howard Hughes Corporation and David R. Weinreb.
10.4	Employment Agreement, dated as of November 22, 2010, between The Howard Hughes Corporation and Grant Herlitz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

	By:	/s/ Grant Herlitz
Grant Herlitz
President

Date: November 29, 2010